Report of Independent Registered Public Accounting Firm

To the Transamerica Partners Funds Group
Board of Trustees
and Shareholders of the Money Market Fund,
High Quality Bond
Fund, Inflation Protected Securities Fund,
Core Bond Fund,
Total Return Bond Fund, High Yield
Bond Fund, Balanced
Fund,Large Value Fund,Value Fund,
Large Core Fund,
Large Growth Fund,Growth Fund, Mid
Value Fund, Mid Growth
Fund, Small Value Fund,Small Core Fund,
Small Growth Fund,
Stock Index Fund and International Equity Fund

In planning and performing our audits of the financial statements of the Money Market Fund, High Quality Bond
Fund, Inflation Protected Securities Fund,
Core Bond Fund,
Total Return Bond Fund, High Yield Bond Fund,
Balanced Fund,
Large Value Fund,Value Fund, Large Core Fund,
Large Growth
Fund, Growth Fund, Mid Value Fund, Mid Growth
Fund,Small Value
Fund,Small Core Fund, Small Growth Fund,
 Stock Index Fund and
International Equity Fund (collectively, the Funds;
nineteen of the funds constituting the Transamerica
Partners Funds Group)
as of and for the year ended December 31,2008,
 in accordance with
the standards of the Public Company Accounting
 Oversight Board
(United States), we considered the Funds internal
 control over financial
reporting, including controls over safeguarding
 securities, as a basis for
designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply
with the requirements of Form N-SAR, but not
 for the purpose of expressing
an opinion on the effectiveness of the Funds
 internal control over
financial reporting. Accordingly, we do not
 express an opinion onthe effectiveness
of the Funds internal control over financial reporting.

The management of the Funds is responsible for
 establishing and maintaining
effective internal control over financial
 reporting.  In fulfilling this
responsibility, estimates and judgments by
 management are required to assess
the expected benefits and related costs of
 controls.  A funds internal
control over financial reporting is a process
 designed to provide reasonable
assurance regarding the reliability of financial
 reporting and the preparation
of financial statements for external purposes
 in accordance with generally
accepted accounting principles.  A funds internal
 control over financial reporting
includes those policies and procedures that
 (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and Trustees of the fund; and
 (3)  provide reasonable assurance regarding
prevention or timely detection of unauthorized
 acquisition, use or disposition of a
funds assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal
 control over financial reporting may
not prevent or detect misstatements.  Also,
 projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial
 reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.  A material weakness
is a deficiency, or a combination of deficiencies,
 in the internal controls over financial
reporting, such that there is a reasonable
 possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control
 over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be significant deficiencies or material weaknesses under standards established by the
 Public Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Funds
 internal control over financial reporting and its operation,including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2008.

This report is intended solely for the information
 and use of management, Board of Trustees, Shareholders and the Securities and Exchange
 Commission and is not intended to be and should not be used by anyone other than these specified parties.



February 26, 2009